SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               April 10, 1997


                         JERSEY CENTRAL POWER & LIGHT COMPANY
                  (Exact name of registrant as specified in charter)


             New Jersey              1-3141              21-0485010
          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




                2800 Pottsville Pike, Reading, Pennsylvania 19605
          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone number, including area code: (610) 929-3601

          ITEM 5.   OTHER EVENTS.

                    On  April  10, 1997,  the  Company  announced that,  in

          addition  to the continued operation of  the Oyster Creek Nuclear

          Generating Station, it  is also exploring  the options of  either sale  or  early  retirement  of  the  station to  mitigate  costs associated with continued operation of the plant.

                    The  Oyster Creek Station is a 619 MW facility owned by

          the  Company and operated by  GPU Nuclear, Inc.,  an affiliate of the Company.

                    Oyster Creek was placed in commercial operation in 1969

          and is licensed to operate until 2009. If a decision were made to retire the  plant early, retirement  would likely  take place  in about 2000.

                    The  Company   does  not   anticipate  that  an   early

          retirement of Oyster Creek would result in a rate increase to the

          Company's customers and expects that the station's capacity could

          be  offset   with   replacement  capacity   and/or   transmission

          enhancements.

                    A copy of GPU, Inc.'s related new release is annexed as

          an exhibit.



          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                    (c)  Exhibits:

                         1.   News release, dated April 10, 1997.





                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF  1934, THE REGISTRANT  HAS DULY CAUSED  THIS REPORT TO  BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.



                                        JERSEY CENTRAL POWER & LIGHT COMPANY




                                        By:/s/ T. G. Howson
                                             T.G. Howson, Vice President
                                             and Treasurer


          Date:     April 11, 1997